Exhibit (i)(1)

                             [LETTERHEAD OF DECHERT]

December 31, 2002


Board of Trustees
Neuberger Berman Advisers Management Trust
605 Third Avenue
New York, NY 10158-0006

Re: Neuberger Berman Advisers Management Trust, on behalf of Mid-Cap Growth Portfolio (File Nos. 2-88566 and 811-4255)

Dear Gentlepersons:

We have acted as counsel to Neuberger Berman Advisers Management Trust, a Delaware business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the registration of Class S shares on behalf of the Neuberger Berman Mid-Cap Growth Portfolio, a series of the Trust.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Trust registered under the Securities Act of 1933 in the Registration Statement when issued in accordance with the terms described in the Registration Statement as filed on December 31, 2002, will be duly and validly issued and outstanding, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as set forth under the caption "Legal Counsel" in the above-referenced Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert